EXHIBIT 23.1


Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-15784, No. 2-71584, No. 2-75314, No. 33-26002,
No. 33-42973,  No.  33-42982,  No. 33-42975,  No.  33-55362,  No. 33-88662,  No.
333-03003,  No. 333-22939,  No. 333-22941,  No.  333-26681,  No. 333-32537,  No.
333-45271,  No. 333-60887,  No. 333-60883,  No.  333-68423,  No. 333-68415,  No.
333-85121,  No. 333-85123,  No. 333-46598,  No.  333-49766,  No. 333-49828,  No.
333-60864, No. 333-60866, and No. 333-75944) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52393) of KLA-Tencor Corporation of our report dated July 31, 2002 relating to the financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 20, 2002
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